                                                                    EXHIBIT 7.11

COMMERCIAL NOTE:  DEMAND LINE OF CREDIT/PRIME/LIBOR (OHIO)

--------------------------------------------------------------------------------------------------------
Amount               City, State           Date                     FOR BANK USE ONLY
                                                                    ------------------------------------
$6,000,000.00        Cleveland, Ohio       August      , 1998       Obligor #6630193445
--------------------------------------------------------------------------------------------------------
                                                                    Tax I.D. #27440187
                                                                    ------------------------------------
                                                                    Obligation #
                                                                    ------------------------------------
                                                                    Office NORTH COAST MIDDLE MARKET
--------------------------------------------------------------------------------------------------------

ON DEMAND, FOR VALUE RECEIVED, RICHARD M. 0SBORNE ("Borrower"), a(n) INDIVIDUAL whose mailing address is ROUTE 2 BOX 579 CUMMRLND KEY FL 33042-0000 hereby promises to pay to the order NATIONAL CITY BANK ("Bank"), a national banking association having its banking office at 1900 E9 ST, CLEVELAND, OHIO 44144-3484, at Bank's banking office (or at such other place as Bank may from time to time designate by written notice) in lawful money of the United States of America, the principal sum of

                       SIX MILLION AND 00/100 THS DOLLARS
                       --------------------------

or such lesser amount as may appear on this Note, or as may be entered in a loan account on Bank's books and records, or both, together with interest, all as provided below. Notwithstanding any provision or inference to the contrary, this Note may be enforced without presentment, protest, or notice of dishonor, all of which are waived by all makers and indorsers of this Note, now or hereafter existing. Any reference to any Contract Period or to any rate of interest or late charge to be applicable after any notice of demand or the commencement of any Proceeding is made solely for the purpose of determining the rate of interest and late charges applicable under this Note, and shall not diminish or impair Bank's right to enforce this Note at any time.

1. NO COMMITMENT. This Note evidences an arrangement whereby, for Borrower's convenience, Borrower may, without having to execute and deliver a separate note each time, obtain such loans (each a "Subject Loan") as Borrower may from time to time request and as Bank in its sole discretion may from time to time be willing to make, subject in any case to the condition that (a) each Subject Loan shall be in an amount that is an integral multiple of FIVE THOUSAND AND 00/100THS DOLLARS ($5 ,000.00) and (b) the aggregate unpaid principal balance of the Subject Loans shall not at any time exceed the face amount of this Note. NOTWITHSTANDING ANY PROVISION OR INFERENCE TO THE CONTRARY, BANK SHALL HAVE NO OBLIGATION TO EXTEND ANY CREDIT TO OR FOR THE ACCOUNT OF BORROWER BY REASON OF THIS NOTE.

2. DISBURSEMENT. Bank is hereby irrevocably authorized to make an appropriate entry on this Note, in a loan account on Bank's books and records, or both, whenever Borrower obtains a Subject Loan. Each such entry shall be prima facie evidence of the data entered, but the making of such an entry shall not be a condition to Borrower's obligation to pay. Bank is hereby directed, absent notice from Borrower to the contrary, to disburse the proceeds of each Subject Loan of Borrower's general checking account with Bank. Bank shall have no duty to follow, nor any liability for, the application of any proceeds of any Subject Loan.

3. INTEREST. The unpaid principal balance of each Subject Loan shall at all times bear interest at the Contract Rate, PROVIDED, that so long as (a) any principal of any Subject Loan remains unpaid after Bank shall have given Borrower notice of demand for any such principal or after the commencement of any proceeding with respect to Borrower, or (b) any accrued interest on any Subject Loan remains unpaid after the due date of that interest, then, and in each such case, all unpaid principal of this Note and all overdue interest on that principal (but not interest on overdue interest) shall bear interest at a fluctuating rate equal to two percent (2%) per annum above the rate that would otherwise be applicable, but in no case less than two percent (2%) per annum above the Prime Rate; provided further, that in no event shall any principal of or interest on any Subject Loan bear interest at any time after the giving of any such notice or the commencement of any such Proceeding, whichever shall first occur, at a lesser rate than the rate applicable thereto immediately after the giving of that notice of the commencement of that Proceeding, as the case may be. The "CONTRACT RATE" shall at all times be a fluctuating rate equal to ZERO percent (0%) per annum plus the Prime Rate, provided, that Borrower shall have the right from time to time to irrevocably elect TWO HUNDRED FIFTEEN/100THS percent (2.15%) per annum plus LIBOR as the Contract Rate applicable during a Contract Period to a Unit in the amount of $500,000.00 (or any greater amount that is an integral multiple of $25,000.00) by specifying the term and amount, respectively, of the Contract Period and Unit in a notice given to Bank orally or in writing not later than 2:00 p.m., Banking-Office Time, of the third (3rd) Eurodollar Banking Day preceding the first day of that Contract Period.

Interest on each Subject Loan shall be payable in arrears on OCTOBER 1, 1998, and on the 1 day of each MONTH thereafter and on demand, except that interest on each LIBOR Unit shall be payable in arrears on the last day of the Contract Period for that Unit, on demand, and in the case of any Contract Period having a term longer than ninety (90) days, shall also be payable every three (3) months after the first day of the Contract Period. The principal comprising each LIBOR Unit shall, at the end of the Contract Period for that Unit, become part of the Prime Rate Unit unless and to the extent that Borrower shall have elected otherwise as hereinbefore provided. Bank shall be entitled to fund and maintain its funding of all or any part of any LIBOR Unit in any manner Bank may from time to time deem advisable, Borrower hereby acknowledging that all determinations relating to LIBOR Units shall be made as if Bank had actually funded and maintained each such Unit by the purchase of deposits in an amount similar to the amount of that Unit, with a maturity similar to the Contract Period for that Unit, and bearing interest at LIBOR with respect to that Unit.

4. INEFFECTIVE ELECTIONS. Notwithstanding any provision or inference to the contrary, Bank shall have the right in its discretion, without notice to Borrower, to deem ineffective Borrower's election of a Contract Rate if (a) on or before the first day of the Contract Period specified in Borrower's notice of that election, Bank shall have given Borrower any notice of demand for payment of this Note or any Proceeding shall have been commenced with respect to Borrower, (b) after giving effect to that election, more than one Contract Rate would be applicable to all or any part of any Unit, (c) after giving effect to that election, the aggregate unpaid principal balance of the Subject Loans would, on the first day of the Contract Period specified in Borrower's notice of that election, be less than the then aggregate amount of all LIBOR Units, or (d) Bank shall determine that any governmental authority has asserted that it is unlawful for Bank to fund, make, or maintain loans bearing interest based on LIBOR. Moreover, Borrower shall not be entitled to elect a Contract Rate if Bank shall determine that (i) dollar deposits of the appropriate amount and maturity are not available in the market selected by Bank for the purpose of funding the relevant Unit at LIBOR, (ii) circumstances affecting the market selected by Bank for the purpose of funding the relevant Unit make it impracticable for Bank to determine LIBOR, (iii) LIBOR is unlikely to adequately compensate Bank for the cost of making, funding or maintaining the relevant Unit for the Contract Period specified in Borrower's notice of that election, or (iv) any governmental authority has asserted that it is unlawful for Bank to fund, make, or maintain loans bearing interest based on LIBOR. Bank's books and records shall be conclusive (absent manifest error) as to whether Bank shall have deemed any election of a Contract Rate ineffective. Except as hereinbefore provided, there is no limit to the number of Contract Rates that may be applicable to the unpaid principal balance of this Note at any one time.

5. PREMIUM: INEFFECTIVE ELECTIONS; GOVERNMENTAL ACTS. If Bank shall deem ineffective Borrower's election of any Contract Rate, then, and in each such case, that election shall be ineffective and Borrower shall pay to Bank, on Bank's demand, a premium based on the amount of the Unit specified in Borrower's notice of that election and computed for the Contract Period specified in that notice at a rate per annum equal to the excess, if any, of the Contract Rate so elected over the Reinvestment Rate. If Bank shall determine that any governmental authority has asserted that it is unlawful for Bank to fund, make, or maintain loans bearing interest based on LIBOR, then, and in each such case, notwithstanding any provision or inference to the contrary, the principal comprising each then outstanding LIBOR Unit shall, upon Bank's giving Borrower notice of that determination, be added to and become part of the Prime Rate Unit, and Borrower shall concurrently with the addition of that principal to the Prime Rate Unit, pay to Bank (a) the accrued interest on the principal so added and (b) a premium based on the amount of the principal so added and computed for the remainder of the Contract Period therefor, at a rate equal to the excess, if any, of the Contract Rate theretofore applicable over the Reinvestment Rate.

6. PREMIUM: PAYMENT PRIOR TO END OF CONTRACT PERIOD. If any LIBOR Unit is paid in whole or in part before the last day of the Contract Period for that Unit, then, and in each such case, Borrower shall, concurrently with the payment, pay to Bank (a) the accrued interest on the principal being so paid and (b) a premium based on the principal amount paid and computed for the period from the date of payment to the last day of the Contract Period for that Unit at a rate per annum equal to the excess, if any, of the Contract Rate theretofore applicable over the Reinvestment Rate, provided that no such premium shall be payable under this clause (b) in respect of that Unit if Bank shall have given Borrower a written notice of demand for payment of this Note after the first day of that Contract Period for that Unit but before the date of the payment.

7. DEFINITIONS. As used in this Note, except where the context clearly requires otherwise, "AFFILIATE" means, when used with reference to any Person (the "subject"), a Person that is in control of, or under the control of, or under common control with, the subject, the term "control" meaning the possession, directly or indirectly, of the power to direct the management or policies of a Person, whether through the ownership of voting securities, by contract, or otherwise; "BANK DEBT" means, collectively, all Debt to Bank, whether incurred directly to Bank or acquired by it by purchase, pledge, or otherwise, and whether participated to or from Bank in whole or in part; "BANKING DAY" means any day (other than any Saturday, Sunday or legal holiday) on which Bank's banking office is open to the public for carrying on substantially all of its banking functions; "BANKING-OFFICE TIME" means, when used with reference to any time, that time determined at the location of Bank's banking office; "CONTRACT PERIOD" means, relative to a Unit, a period selected by Borrower, provided, that each Contract Period shall commence on a Eurodollar Banking Day and end one (1) month, two (2) months, or three (3) months thereafter, or, subject in each case to Bank's assent thereto, four (4) months or six (6) months thereafter, provided, that (a) if any Contract Period otherwise would end on a day that is not a Eurodollar Banking Day, it shall and instead on the next following Eurodollar Banking Day unless that day falls in another calendar month, in which latter case the Contract Period shall end instead on the next preceding Eurodollar Banking Day and (b) if any Contract Period commences on a day for which there is no numerical equivalent in the calendar month in which that Contract Period is to and, it shall end on the last Eurodollar Banking Day of that calendar month; "DEBT" means, collectively, all obligations of the Person or Persons in question, including, without limitation, every such obligation whether owing by one such Person alone or with one or more other Persons in a joint, several, or joint and several capacity, whether now owing or hereafter arising, whether owing absolutely or contingently, whether created by lease, loan, overdraft, guaranty of payment, or other contract, or by quasi-contract, tort, statute, other operation of law, or otherwise; "EURODOLLAR BANKING DAY" means any Banking Day on which banks in the London

Interbank Market deal in United States dollar deposits and on which banking institutions are generally open for domestic and international business at the place where Bank's banking office is located and in New York City; "LIBOR" means, with respect to a Unit, the rate per annum (rounded upwards, if necessary, to the next higher 1/16 of 1%) determined by Bank by dividing (a) the rate per annum determined by Bank to equal the average rate per annum at which deposits (denominated in United States dollars) in an amount similar to that Unit and with a maturity similar to the Contract Period for that Unit are offered to Bank at 11:00 A.M. London time (or as soon thereafter as practicable) two (2) Eurodollar Banking Days prior to the first day of that Contract Period by banking institutions in any Eurodollar market selected by Bank by (b) the difference of one (1) less the Reserve Percentage; "LIBOR UNIT" means a Unit for which the Contract Rate is based on LIBOR; "NOTE" means this promissory note (including, without limitation, each addendum, allonge, or amendment, if any, hereto); "OBLIGOR" means any Person who, or any of whose property, shall at the time in question be obligated in respect of all or any part of the Bank Debt of Borrower and (in addition to Borrower) includes, without limitation, co-makers, indorsers, guarantors, pledgors, hypothecator, mortgagors, and any other Person who agrees, conditionally or otherwise, to make any loan to, purchase from, or investment in, any other Obligor or otherwise assure such other Obligors creditors or any of them against loss; "PERSON" means an individual or entity of any kind, including, without limitation, any association, company, cooperative, corporation, partnership, trust, governmental body, or any other form or kind of entity; "PRIME RATE" means the fluctuating rate per annum which is publicly announced from time to time by Bank as being its so-called "prime rate" or "base rate" thereafter in effect, with each change in the Prime Rate automatically, immediately, and without notice changing the Prime Rate thereafter applicable hereunder, it being acknowledged that the Prime Rate is not necessarily the lowest rate of interest then available from Bank on fluctuating-rate loans; "PRIME RATE UNIT" means, at any time, the then aggregate unpaid principal balance of the Subject Loans for which the Contract Rate is based on the Prime Rate; "PROCEEDING" means any assignment for the benefit of creditors, any case in bankruptcy, any marshaling of any Obligor's assets for the benefit of creditors, any moratorium on the payment of debts, or any proceeding under any law relating to conservatorship, insolvency, liquidation, receivership, trusteeship, or any similar event, condition, or other thing; "REINVESTMENT RATE" means, when used with respect to any period, a per annum rate of interest equal to the "bond equivalent yield" for the most actively traded issues of
U. S. Treasury Bills, U. S. Treasury Notes, or U. S. Treasury Bonds for a term similar to the period in question; "RELATED WRITING" means this Note and any indenture, note, guaranty, assignment, mortgage, security agreement, subordination agreement, notice, financial statement, legal opinion, certificate, or other writing of any kind pursuant to which all or any part of the Bank Debt of Borrower is issued, which evidences or secures all or any part of the Bank Debt of Borrower, which governs the relative rights and priorities of Bank and one or more other Persons to payments made by, or the property of, any Obligor, which is delivered to Bank pursuant to another such writing, or which is otherwise delivered to Bank by or on behalf of any Person (or any employee, officer, auditor, counsel, or agent of any Person) in respect of or in connection with all or any part of the Bank Debt of Borrower; "RESERVE PERCENTAGE" means the percentage (expressed as a decimal) which Bank determines to be the maximum (but in any case less than 1.00) reserve requirement (including, without limitation, any emergency, marginal, special, or supplemental reserve requirement) prescribed for so-called "Eurocurrency liabilities" (or any other category of liabilities that includes deposits by reference to which the interest rate applicable to LIBOR Units is determined) under Regulation D (as amended from time to time) of the Board of Governors of the Federal Reserve System or under any successor regulation which Bank determines to be applicable, with each change in such maximum reserve requirement automatically, immediately, and without notice changing the interest rate thereafter applicable to each LIBOR Unit, it being agreed that LIBOR Units shall be deemed Eurocurrency liabilities subject to such reserve requirements without the benefit of any credit for proration, exceptions, or offsets; "UNIT" means the aggregate unpaid principal balance or this Note or any part of that balance; and the foregoing definitions shall be applicable to the respective plurals of the foregoing defined terms.

8. LATE CHARGES. If any principal of any Subject Loan is not paid within ten
(10) days after Bank shall have given Borrower notice of demand therefor or within ten (10) days after the commencement of any Proceeding with respect to Borrower, or if any interest on this Note is not paid within (10) days after the due date of that interest, then, and in each such case, Bank shall have the right to assess a late charge, payable by Borrower on demand, in an amount equal to the greater of twenty dollars ($20.00) or five percent (5%) of the amount not timely paid.

9. NO SETOFF. Borrower hereby waives any and all now existing or hereafter arising rights to recoup or offset any obligation of Borrower under or in connection with this Note or any Related Writing against any claim or right of Borrower against Bank.

10. INDEMNITY: GOVERNMENTAL COSTS. If (a) there shall be enacted any law (including, without limitation, any change in any law or in its interpretation or administration and any request by any governmental authority) relating to any interest rate or any assessment, reserve, or special deposit requirement (except if and to the extent utilized in computation of the Reserve Percentage) against assets held by, deposits in, or loans by Bank or to any tax (other than any tax on Bank's overall not Income) and (b) in Bank's sole opinion any such event increases the cost of funding or maintaining any LIBOR Unit or reduces the amount of any payment to be made to Bank in respect thereof, then, and in each such case, upon Bank's demand, Borrower shall pay Bank an amount equal to each such cost increase or reduced payment, as the case may be. In determining any such amount, Bank may use reasonable averaging and attribution methods. Each determination by Bank shall be conclusive absent manifest error.

11. INDEMNITY, ADMINISTRATION AND ENFORCEMENT. Borrower will reimburse Bank, on Bank's demand from time to time, for any and all fees, costs, and expenses (including, without limitation, the less, and disbursements of legal counsel) incurred by Bank in administering this Note or in protecting, enforcing, or attempting to protect or enforce its rights under this Note. If any amount (other than any principal of any Subject Loan and any interest and late charges) owing under this Note is not paid when due, then, and in each such case, Borrower shall pay, on Banks demand, interest on that amount from the due date thereof until paid in full at a fluctuating rate equal to four percent (4%) per annum plus the Prime Rate.

12. WAIVERS; REMEDIES; APPLICATION OF PAYMENTS. Bank may from time to time in its discretion grant waivers and consents in respect of this Note or any other Related Writing or assent to amendments thereof, but no such waiver, consent, or amendment shall be binding upon Bank unless set forth in a writing (which writing shall be narrowly construed) signed by Bank. No course of dealing in respect of, nor any omission or delay in the exercise of, any right, power, or privilege by Bank shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any further or other exercise thereof or of any other, as each such right, power, or privilege may be exercised either independently or concurrently with others and as often and in such order as Bank may deem expedient. Without limiting the generality of the foregoing, neither Bank's acceptance of one or more late payments or charges nor Bank's acceptance of interest on overdue amounts at the respective rates applicable thereto shall constitute a waiver of any right of Bank. Each right, power, or privilege specified or referred to in this Note is in addition to and not in limitation of any other rights, powers, and privileges that Bank may otherwise have or acquire by operation of law, by other contract, or otherwise. Bank shall be entitled to equitable remedies with respect to each breach or anticipatory repudiation of any provision of this Note, and Borrower hereby waives any defense which might be asserted to bar any such equitable remedy. Bank shall have the right to apply payments in respect of the indebtedness evidenced by this Note with such allocation to the respective parts thereof and the respective due dates thereof as Bank in its sole discretion may from time to time deem advisable.

13. OTHER PROVISIONS. The provisions of this Note shall bind Borrower and Borrower's successors and assigns and benefit Bank and its successors and assigns, including each subsequent holder, if any, of this Note. Except for Borrower and Bank and their respective successors and assigns, there are no intended beneficiaries of this Note, any Subject Loan, or the arrangement evidenced by this Note. The provisions of sections 8 through 17, both inclusive, shall survive the payment in full of the principal of and interest on this Note. The captions to the sections and subsections of this Note are inserted for convenience only and shall be ignored in interpreting the provisions thereof. If any provision in this Note shall be or become illegal or unenforceable in any case, then that provision shall be deemed modified in that case so as to be legal and enforceable to the maximum extent permitted by law while most nearly preserving its original intent, and in any case the illegality or unenforceability of that provision shall affect neither that provision in any other case nor any other provision. All fees, interest, and premiums for any given period shall accrue on the first day thereof but not on the last day thereof (unless the last day is the first day) and in each case shall be computed on the basis of a 360-day year and the actual number of days in the period. In no event shall interest accrue at a higher rate than the maximum rate, if any, permitted by law. Bank shall have the right to furnish to its Affiliates, and to such other Persons as Bank shall deem advisable for the conduct of its business, information concerning the business, financial condition, and property of Borrower, the amount of the Bank Debt of Borrower, and the terms, conditions, and other provisions applicable to the respective parts thereof. This Note shall be governed by the law (excluding conflict of laws rules) of the jurisdiction in which Bank's banking office is located.

14. INTEGRATION. This Note and, to the extent consistent with this Note, the other Related Writings, set forth the entire agreement of Borrower and Bank as to the subject matter of this Note, and may not be contradicted by evidence of any agreement or statement unless made in a writing (which writing shall be narrowly construed) signed by Bank contemporaneously with or after the execution and delivery of this Note. Without limiting the generality of the foregoing, Borrower hereby acknowledges that Bank has not based, conditioned, or offered to bass or condition the credit hereby evidenced or any charges, fees, Interest rates, or premiums applicable thereto upon Borrowers agreement to obtain any other credit, property, or service other than any loan, discount, deposit, or trust service from Bank.

15. NOTICES AND OTHER COMMUNICATIONS. Each notice, demand, or other communication, whether or not received, shall be deemed to have been given to Borrower whenever Bank shall have mailed a writing to that effect by certified or registered mail to Borrower at Borrower's mailing address (or any other address of which Borrower shall have given Bank notice after the execution and delivery of this Note); however, no other method of giving actual notice to Borrower is hereby precluded. Borrower hereby irrevocably accepts Borrowers appointment as each Obligor's agent for the purpose of receiving any notice, demand, or other communication to be given by Bank to each such Obligor pursuant to any Related Writing. Bank shall be entitled to assume that any knowledge possessed by any Obligor other than Borrower is possessed by Borrower. Each communication to be given to Bank shall be in writing unless this Note expressly permits that communication to be made orally, and in any case shall be given to Bank's North Coast Middle Market at Bank's banking office (or any other address of which Bank shall have given notice to Borrower after the execution and delivery this Note). Borrower hereby assumes all risk, arising out of or in connection with each oral communication given by Borrower and each communication given or attempted by Borrower in contravention of this section, Bank shall be entitled to rely on each communication believed in good faith by Bank to be genuine.

16. WARRANT OF ATTORNEY. Borrower hereby authorizes any attorney at law at any time or times to appear in any state or federal court of record in the United States of America after all or any part of the obligations evidenced by this Note shall have become due, whether by lapse of time or otherwise, and in each case to waive the issuance and service of process, to present to the court this Note and any other writing (if any) evidencing the obligation or obligations in question, to admit the due date thereof and the nonpayment thereof when due, to confess judgment against Borrower in favor of Bank for the full amount then appearing due, together with interest and costs of suit, and thereupon to release all errors and waive all rights of appeal and any stay of execution. The foregoing warrant of attorney shall survive any judgment, it being understood that should any judgment against Borrower be vacated for any reason, Bank may nevertheless utilize the foregoing warrant of attorney in thereafter obtaining one or more additional judgments against Borrower.

17. JURISDICTION AND VENUE; WAIVER OF JURY TRIAL. Any action, claim, counterclaim, crossclaim, proceeding, or suit, whether at law or in equity, whether sounding in tort, contract, or otherwise at any time arising under or in connection with this Note or any other Related Writing, the administration, enforcement, or negotiation of this Note or any other Related Writing, or the performance of any obligation in respect of this Note or any other Related Writing (each such action, claim, counterclaim, crossclaim, proceeding, or suit, an "ACTION") may be brought in any federal or state court located in the city in which Bank's ) banking office is located. Borrower hereby unconditionally submits to the jurisdiction of any such court with respect to each such Action and hereby waives any objection Borrower may now or hereafter have to the venue of any such Action brought in any such court. Borrower HEREBY, AND EACH HOLDER OF THIS Note, BY TAKING POSSESSION THEREOF, KNOWINGLY AND VOLUNTARILY WAIVES JURY TRIAL IN RESPECT OF ANY Action.

                                    Borrower:      Richard M. Osborne
                                    --------------------------------------------

                                    By: /s/ Richard M. Osborne
                                        ----------------------------------------

                                    Printed Name:  Richard M. Osborne
                                                   -----------------------------

                                    Title:         Individual
                                                   -----------------------------
(complete only if required):        And By:
                                                   -----------------------------
                                    Printed Name:
                                                   -----------------------------
                                    Title:
                                                   -----------------------------





WARNING -- BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.